                     [LETTERHEAD OF MAYER, BROWN & PLATT]



                                 May 20, 1998



                                                                     Exhibit 5.1

The Board of Trustees
Security Capital Pacific Trust
7670 South Chester Street
Englewood, Colorado 80112

Gentlemen:

     We have acted as special counsel to Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), in connection with the proposed issuance of the following securities (the "Securities") of PTR in connection with the merger (the "Merger") of Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), with and into PTR pursuant to the Agreement and Plan of Merger between PTR and ATLANTIC dated April 1, 1998, as amended (the "Merger Agreement"), as described in PTR's Registration Statement on Form S-4 (File No. 333-51139) filed with the Securities and Exchange Commission (the "Registration Statement"): (i) 47,752,052 Common Shares of Beneficial Interest, par value $1.00 per share (the "Common Shares"), and (ii) 2,000,000 Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Preferred Shares").

     The Securities are to be issued under PTR's Amended and Restated Declaration of Trust (the "Declaration of Trust") to be filed with the Maryland State Department of Assessments and Taxation immediately prior to the effective time of the Merger, a copy of which is included as Annex II to the Joint Proxy Statement and Prospectus which constitutes a part of the Registration Statement.

     As special counsel to PTR, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Merger Agreement, the Declaration of Trust, PTR's Bylaws, resolutions of PTR's Board of Trustees and committees


                     [LETTERHEAD OF MAYER, BROWN & PLATT]

The Board of Trustees
Security Capital Pacific Trust
May 20, 1998
Page 2


thereof and such PTR records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of PTR. We have also relied on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, as to certain matters of Maryland law. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

     (1) the Preferred Shares have been duly authorized and, when and if delivered in the manner described in the Merger Agreement, will be legally issued, fully paid and, except as described below, nonassessable; and

     (2) the Common Shares have been duly authorized and, when and if delivered in the manner described in the Merger Agreement, will be legally issued, fully paid and, except as described below, nonassessable.

     Our opinion relating to the nonassessability of the Preferred Shares and the Common Shares does not pertain to the potential liability of shareholders of PTR for debts and liabilities of PTR. Section 5-350 of the Maryland Courts and Judicial Proceedings Code provides that "a shareholder . . . of a real estate investment trust . . . is not personally liable for the obligations of the real estate investment trust." The Declaration of Trust provides that no shareholder shall be personally liable in connection with PTR's property or the affairs of PTR. The Declaration of Trust further provides that PTR shall indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they become subject by virtue of their status as current or former shareholders. In addition, we have been advised that PTR, as a matter of practice, inserts a clause in its business, management and other contracts that provides that shareholders shall not be personally liable thereunder. Accordingly, no personal liability should attach to PTR's shareholders for contract claims under any contract containing such a clause where adequate notice is given. However, with respect to tort claims, contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable for such claims and liabilities.

The Board of Trustees
Security Capital Pacific Trust
May 20, 1998
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                       Very truly yours,

                                       MAYER, BROWN & PLATT


                                       By: /s/ Edward J. Schneidman
                                           ------------------------------
                                           Edward J. Schneidman

            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                                                     FILE NUMBER
                                                                        866308


                                 MAY 20, 1998

Security Capital Pacific Trust
7670 South Chester Street
Englewood, Colorado 80112

          Re:  Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Security Capital Pacific Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the issuance by the Company of up to (a) 47, 752,052 common shares (the "Common Merger Shares") of beneficial interest, par value $1.00 per share (the "Common Shares"), of the Company to holders of shares of common stock of Security Capital Atlantic Incorporated, a Maryland corporation ("Atlantic"), and (b) 2,000,000 shares (the "Preferred Merger Shares") of Series C Cumulative Redeemable Preferred Shares of beneficial interest, par value $1.00 per share (the "Series C Preferred Shares"), of the Company to holders of shares of Series A Cumulative Redeemable Preferred Stock of Atlantic. The Common Merger Shares and the Preferred Merger Shares are being issued pursuant to the Agreement and Plan of Merger by and between the Company and Atlantic, dated as of April 1, 1998, as amended on May 20, 1998 (the "Merger Agreement"), pursuant to which Atlantic will merge with and into the Company (the "Merger"), as described in the above-referenced Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

Security Capital Pacific Trust
May 20, 1998
Page 2


     1. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     2. The Bylaws of the Company, certified as of the date hereof by its Secretary;

     3. Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof (the "Resolutions"), relating to (a) the approval of the Merger, (b) the issuance of the Common Merger Shares and (c) the issuance of the Preferred Merger Shares, certified as of the date hereof by the Secretary of the Company;

     4. The Merger Agreement, certified as of the date hereof by the Secretary of the Company;

     5. A certificate of the SDAT, as of a recent date, as to the good standing of Company;

     6. A certificate executed by the Secretary of the Company, dated the date hereof; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordnace with all stated terms.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Security Capital Pacific Trust
May 20, 1998
Page 3


          4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. Articles of Amendment and Restatement increasing the authorized shares of beneficial interest of the Company and containing the terms of the Series C Preferred Shares will be filed by the Company and accepted for record by the SDAT prior to the issuance of any Common Merger Shares or any Preferred Merger Shares.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Common Merger Shares have been duly and validly authorized and, when and if issued in accordance with the Resolutions and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

          3. The Preferred Merger Shares have been duly and validly authorized and, when and if issued in accordance with the Resolutions and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws (including

Security Capital Pacific Trust
May 20, 1998
Page 4


the securities laws of the State of Maryland). The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,

                                       /s/ Ballard Spahr Andrews
                                           & Ingersoll, LLP